UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

CNL GROWTH PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[   ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

ANNUAL MEETING OF STOCKHOLDERS ADJOURNED TO JUNE 26, 2013

YOUR VOTE IS VERY IMPORTANT

The Annual Meeting of Stockholders that was held on June 11, 2013 has been adjourned to June 26, 2013 to allow stockholders additional time to vote. The Company’s records indicate that your vote has not been received. Please help us avoid the costs of further adjournments, phone calls and mailings by promptly voting your shares of common stock.

If you have any questions or would like to vote, please call:

1-877-757-5404

Your vote is important regardless of the amount of shares that you own. Please vote promptly so your vote can be received prior to the June 26, 2013, adjourned Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSALS

The Company has made it very easy for you to vote. Choose one of the following methods:

VOTE BY INTERNET

Visit the website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote. The deadline for voting online is 11:59 p.m. Eastern Time on June 25, 2013.

VOTE BY MAIL Return the executed proxy card in the postage-paid envelope provided so that we receive it prior to June 26, 2013.

VOTE BY PHONE

Call the phone number above Monday – Friday, 9 a.m.–9 p.m. Eastern Time to speak with a proxy specialist.

OR

Call the toll-free touch-tone phone number listed on your proxy card with control number available. Follow the touch-tone prompts to vote. The deadline for voting by phone is 11:59 p.m. Eastern Time on June 25, 2013.

THANK YOU FOR VOTING